                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-3 of our report dated May 22, 1998, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 2, 1999